Exhibit 23.1

December 9, 2005

ChipMOS TECHNOLOGIES (Bermuda) LTD.

11F, No. 3, Lane 91, Dongmei Road

Hsinchu, Taiwan

Republic of China

INDEPENDENT AUDITORS’ CONSENT

Ladies and Gentleman:

We consent to the inclusion in this Registration Statement of ChipMOS TECHNOLOGIES (Bermuda) LTD. of our report, dated April 1, 2005, appearing in the Form F-3, for the year ended December 31, 2004, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Moore Stephens

Certified Public Accountants

Hong Kong